ISSUER FREE WRITING PROSPECTUS NO. 1634BK Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated October 26, 2012 Deutsche Bank AG Trigger Phoenix Autocallable Optimization Securities

Linked to the SPDR® S&P® Oil & Gas Exploration and Production ETF due on or about October 31, 2017

Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the SPDR® S&P® Oil & Gas Exploration and Production ETF (the “Underlying Fund”). If the Closing Price of the Underlying Fund on the applicable monthly Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you a monthly contingent coupon (a “Contingent Coupon”).  Otherwise, no coupon will be accrued or payable with respect to that Observation Date. Deutsche Bank AG will not automatically call the Securities for the first year. However, if the Closing Price of the Underlying Fund on any Observation Date after the first year (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and pay you your initial investment plus the applicable Contingent Coupon for that Observation Date, and no further amounts will be owed to you.  If the Securities are not automatically called and the Final Price is not less than the Trigger Price (which is the same price as the applicable Coupon Barrier), at maturity Deutsche Bank AG will pay you an amount equal to your initial investment, plus the applicable Contingent Coupon for the final month. However, if the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you less than your initial investment resulting in a loss of 1.00% of your initial investment for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features	Key Dates1
❒
Contingent Coupon — If the Closing Price of the Underlying Fund on the applicable monthly Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you a monthly Contingent Coupon. Otherwise, no coupon will be payable with respect to that Observation Date.

Trade Date                     October 29, 2012
Settlement Date              October 31, 2012
Observation Dates2        Monthly (callable after 1 year)
Final Valuation Date2      October 25, 2017
Maturity Date2                 October 31, 2017

1     Expected.
2     See page 3 for additional details.

❒
Automatically Callable — Deutsche Bank AG will not automatically call the Securities for the first year. However, if the Closing Price of the Underlying Fund on any Observation Date after the first year (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, we will automatically call the Securities and pay you your initial investment plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not called, investors may have downside market exposure to the Underlying Fund at maturity, subject to any contingent repayment of your initial investment.

❒
Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Price is not less than the Trigger Price (or Coupon Barrier), we will pay you your initial investment at maturity, plus the applicable Contingent Coupon for the final month. If the Final Price is less than the Trigger Price, however, Deutsche Bank AG will repay less than your initial investment, resulting in a loss of your initial investment that is proportionate to the decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING FUND. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering Trigger Phoenix Autocallable Optimization Securities linked to the SPDR® S&P® Oil & Gas Exploration and Production ETF. The Initial Price, Trigger Price and Coupon Barrier for the Securities will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.

Underlying Fund	Contingent Coupon Rate	Initial Price	Trigger Price	Coupon Barrier	CUSIP/ ISIN
SPDR® S&P® Oil & Gas Exploration and Production ETF (Ticker: XOP)	9.00% per annum		63.75-66.75% of the Initial Price	63.75-66.75% of the Initial Price	25154S 80 2 / US25154S8026

See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BK dated October 5, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 28 2012 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BK. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Securities linked to the SPDR® S&P® Oil & Gas Exploration and Production ETF
Per Security	$10.00	$0.25	$9.75
Total	$	$	$

(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with product supplement BK dated October 5, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BK dated October 5, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000095010312005314/crt_dp33259-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

For the avoidance of doubt, the Commodity Hedging Disruption Event provisions discussed in the accompanying product supplement do not apply to this offering of Securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this free writing prospectus and “Risk Factors” on page 9 of the accompanying product supplement

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:

♦      You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦      You can tolerate the loss of some or all of your investment and are willing to make an investment in which you could have the same downside market risk as an investment in the Underlying Fund or in the securities comprising the Underlying Fund.

♦      You believe the Closing Price of the Underlying Fund will be greater than or equal to the Coupon Barrier on the applicable Observation Dates, including the Final Valuation Date.

♦      You are willing to make an investment whose return is limited to the applicable Contingent Coupons, regardless of any potential appreciation of the Underlying Fund, which could be significant.

♦      You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Fund.

♦      You are willing to invest in the Securities based on the Contingent Coupon Rate, as specified on the cover of this free writing prospectus.

♦      You would be willing to invest in the Securities if the Trigger Price and Coupon Barrier were set equal to the top of the range specified on the cover of this free writing prospectus (the actual Trigger Price and Coupon Barrier will be determined on the Trade Date).

♦      You do not seek guaranteed current income from this investment and are willing to forgo any dividends paid on the securities comprising the Underlying Fund.

♦      You are willing and able to hold Securities that will be called on any Observation Date after the first year on which the Closing Price of the Underlying Fund is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to maturity, a term of approximately 5 years, and are not seeking an investment for which there will be an active secondary market.

♦      You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

♦      You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦      You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment in which you could have the same downside market risk as an investment in the Underlying Fund or in the securities comprising the Underlying Fund.

♦      You require an investment designed to provide a full return of your initial investment at maturity.

♦      You believe the Securities will not be called and the Closing Price of the Underlying Fund will be less than the Coupon Barrier on the specified Observation Dates and less than the Trigger Price on the Final Valuation Date.

♦      You seek an investment that participates in the full appreciation in the price of the Underlying Fund or that has unlimited return potential.

♦      You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Fund.

♦      You are unwilling to invest in the Securities based on the Contingent Coupon Rate, as specified on the cover of this free writing prospectus.

♦      You would be unwilling to invest in the Securities if the Trigger Price and Coupon Barrier were set equal to the top of the range specified on the cover of this free writing prospectus (the actual Trigger Price and Coupon Barrier will be determined on the Trade Date).

♦      You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦      You seek guaranteed current income from this investment or you prefer to receive dividends paid on securities comprising the Underlying Fund.

♦      You are unwilling or unable to hold Securities that will be called on any Observation Date after the first year on which the Closing Price of the Underlying Fund is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold the Securities to maturity, a term of approximately 5 years, and seek an investment for which there will be an active secondary market.

♦      You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount per Security (subject to a minimum purchase of 100 Securities, or $1,000)
Face Amount	$10.00 per Security
Term	5 years, subject to an earlier automatic call
Trade Date1	October 29, 2012
Settlement Date1	October 31, 2012
Final Valuation Date1, 2	October 25, 2017
Maturity Date1, 2, 3	October 31, 2017
Underlying Fund	SPDR® S&P® Oil & Gas Exploration and Production ETF (Ticker: XOP)
Call Feature
The Securities will not be automatically called during the first year following the Trade Date.

After the first year, the Securities will be automatically called if the Closing Price of the Underlying Fund on any Observation Date (starting from the twelfth Observation Date, which we refer to as the “First Autocall Observation Date,” and ending on the Final Valuation Date) is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to your initial investment plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates1. 2	Monthly, on the dates set forth in the table on page 4 of this free writing prospectus
Call Settlement Dates3	Two business days following the relevant Observation Date, except that the Call Settlement Date for the final Observation Date will be the Maturity Date.
Contingent Coupon
If the Closing Price of the Underlying Fund on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.

If the Closing Price of the Underlying Fund on any Observation Date is less than the Coupon Barrier, the Contingent Coupon applicable to such Observation Date will not be accrued or payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon will be a fixed amount based upon equal monthly installments at the Contingent Coupon Rate set forth below. For each Observation Date, the relevant Contingent Coupon for the Securities that would be payable for such Observation Date on which the Closing Price of the Underlying Fund is greater than or equal to the Coupon Barrier is set forth below under “Contingent Coupon payments”.

Contingent Coupon payments on the Securities are not guaranteed. Deutsche Bank AG will not pay you the Contingent Coupon for any Observation Date on which the Closing Price of the Underlying Fund is less than the Coupon Barrier.

Contingent Coupon Rate	9.00% per annum
Contingent Coupon payments	$0.075
Coupon Payment Dates3	Two business days following the relevant Observation Date, except that the Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Security)
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:

$10.00 + ($10.00 x Underlying Fund Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Fund Return.

Underlying Fund Return	Final Price - Initial Price Initial Price
Trigger Price	63.75%-66.75% of the Initial Price The actual Trigger Price will be determined on the Trade Date and will be equal to the Coupon Barrier.
Coupon Barrier	63.75%-66.75% of the Initial Price The actual Coupon Barrier will be determined on the Trade Date and will be equal to the Trigger Price.
Closing Price
On any scheduled trading day, the last reported sale price of the Underlying Fund on the relevant exchange multiplied by the then-current Share Adjustment Factor, as determined by the calculation agent.

Initial Price	The Closing Price of one share of the Underlying Fund on the Trade Date.
Final Price	The Closing Price of one share of the Underlying Fund on the Final Valuation Date.
Share Adjustment Factor	Initially 1.0, subject to adjustment for certain actions affecting the Underlying Fund. See “Description of Securities — Anti-Dilution Adjustments for Funds” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT OF CONTINGENT COUPON, ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY PAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates	Expected Coupon Payment Dates/ Call Settlement Dates
November 28, 2012*	November 30, 2012*
December 27, 2012*	December 31, 2012*
January 29, 2013*	January 31, 2013*
February 26, 2013*	February 28, 2013*
March 26, 2013*	March 28, 2013*
April 26, 2013*	April 30, 2013*
May 29, 2013*	May 31, 2013*
June 26, 2013*	June 28, 2013*
July 29, 2013*	July 31, 2013*
August 28, 2013*	August 30, 2013*
September 26, 2013*	September 30, 2013*
October 29, 2013	October 31, 2013
November 26, 2013	November 29, 2013
December 27, 2013	December 31, 2013
January 29, 2014	January 31, 2014
February 26, 2014	February 28, 2014
March 27, 2014	March 31, 2014
April 28, 2014	April 30, 2014
May 28, 2014	May 30, 2014
June 26, 2014	June 30, 2014
July 29, 2014	July 31, 2014
August 27, 2014	August 29, 2014
September 26, 2014	September 30, 2014
October 29, 2014	October 31, 2014
November 25, 2014	November 28, 2014
December 29, 2014	December 31, 2014
January 28, 2015	January 30, 2015
February 25, 2015	February 27, 2015
March 27, 2015	March 31, 2015
April 28, 2015	April 30, 2015
May 27, 2015	May 29, 2015
June 26, 2015	June 30, 2015
July 29, 2015	July 31, 2015
August 27, 2015	August 31, 2015
September 28, 2015	September 30, 2015
October 28, 2015	October 30, 2015
November 25, 2015	November 30, 2015
December 29, 2015	December 31, 2015
January 27, 2016	January 29, 2016
February 25, 2016	February 29, 2016
March 29, 2016	March 31, 2016
April 27, 2016	April 29, 2016
May 26, 2016	May 31, 2016
June 28, 2016	June 30, 2016
July 27, 2016	July 29, 2016
August 29, 2016	August 31, 2016
September 28, 2016	September 30, 2016
October 27, 2016	October 31, 2016
November 28, 2016	November 30, 2016
December 28, 2016	December 30, 2016
January 27, 2017	January 31, 2017
February 24, 2017	February 28, 2017
March 29, 2017	March 31, 2017
April 26, 2017	April 28, 2017
May 26, 2017	May 31, 2017
June 28, 2017	June 30, 2017
July 27, 2017	July 31, 2017
August 29, 2017	August 31, 2017
September 27, 2017	September 29, 2017
October 25, 2017	October 31, 2017

*The Securities will not be automatically called until any Observation Date starting from October 29, 2013 (the First Autocall Observation Date). The expected Call Settlement Date for the First Autocall Observation Date is October 31, 2013.

Investment Timeline

Trade Date:	The Closing Price of the Underlying Fund (Initial Price) is observed and the Trigger Price and Coupon Barrier are determined.

Monthly (callable after 1 year)
If the Closing Price of the Underlying Fund on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.

The Securities will be automatically called if the Closing Price of the Underlying Fund on any Observation Date after the first year is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to your initial investment plus the Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature.

Maturity Date:
The Final Price and Underlying Fund Return will be determined on the Final Valuation Date.

If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:

$10.00 + ($10.00 x Underlying Fund Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Fund Return.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

3
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date and Coupon Payment Date (other than the Maturity Date) will be the second business day after the Observation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Fund. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay your initial investment in the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you your initial investment plus the applicable Contingent Coupon otherwise due on the Maturity Date. However, if the Securities are not automatically called on any Observation Date and the Final Price is less than the Trigger Price, you will be fully exposed to any negative Underlying Fund Return, resulting in a loss of your initial investment that is proportionate to the decline in the Final Price as compared to the Initial Price. Accordingly, you could lose your entire initial investment.

♦
You May Not Receive Any Contingent Coupons — Deutsche Bank AG will not necessarily make periodic coupon payments on the Securities.  If the Closing Price of the Underlying Fund on any Observation Date is less than the Coupon Barrier, Deutsche Bank AG will not pay you the Contingent Coupon applicable to such Observation Date.  If the Closing Price of the Underlying Fund is less than the Coupon Barrier on each of the Observation Dates, Deutsche Bank AG will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦
Your Potential Return on the Securities is Limited to the Face Amount Plus Any Contingent Coupons and You Will Not Participate in Any Appreciation of the Underlying Fund — The Securities will not pay more than the Face Amount plus any Contingent Coupons payable over the term of the Securities. Therefore, your potential return on the Securities will be limited to the Contingent Coupon Rate, but the total return will vary based on the number of Observation Dates on which the requirement for a Contingent Coupon has been met prior to maturity or an automatic call. If the Securities are automatically called, you will not participate in the appreciation of the Underlying Fund and you will not receive any Contingent Coupons in respect of any Observation Date after the applicable Call Settlement Date. If the Securities are automatically called on the First Autocall Observation Date (after one year following the Trade Date), the total return on the Securities will be minimal. If the Securities are not called, you may be subject to the full downside performance of the Underlying Fund even though you were not able to participate in any of the Underlying Fund's potential appreciation.

♦
Contingent Repayment of your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Closing Price of the Underlying Fund is above the Trigger Price.

♦
Higher Contingent Coupon Rates are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying Fund reflects a higher expectation as of the Trade Date that the Closing Price of the Underlying Fund could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for the Securities. However, while the Contingent Coupon Rate is a fixed amount, the Underlying Fund’s volatility can change significantly over the term of the Securities. The price of the Underlying Fund could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are called early, the holding period over which you would receive any applicable Contingent Coupon, which is based on the Contingent Coupon Rate as specified on the cover hereof, could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦
Risks Relating to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call, and any payment of your initial investment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component securities held by the Underlying Fund or holders of shares of the Underlying Fund would have.

♦
Investing in the Securities Is Not the Same as Investing in the Underlying Fund or the Securities Held by the Underlying Fund — The return on your Securities may not reflect the return you would realize if you were directly invested in the Underlying Fund or the component securities held by the Underlying Fund. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the component securities held by the Underlying Fund or holders of shares of the Underlying Fund would have. Further, you will not participate in any potential appreciation of the Underlying Fund, which could be significant.

♦
If the Price of the Underlying Fund Changes, the Value of Your Securities May Not Change in the Same Manner — Your Securities may trade quite differently from the Underlying Fund. Changes in the market price of the shares of the Underlying Fund may not result in a comparable change in the value of your Securities.

♦
Fluctuation of NAV — The market prices of the Underlying Fund may fluctuate in accordance with changes in its net asset value (the “NAV”) and supply and demand on the applicable stock exchanges. The NAV of the Underlying Fund may fluctuate with changes in the market value of the Underlying Fund’s securities holdings. Therefore, the market price of the Underlying Fund may differ from its NAV per share and the Underlying Fund may trade at, above or below its NAV per share.

♦
The Anti-Dilution Protection is Limited — The calculation agent will make adjustments to the Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the shares of the Underlying Fund. See “Description of Securities — Anti-dilution Adjustments for Funds” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Underlying Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦
The Underlying Fund and its Tracked Index Are Different — The performance of the Underlying Fund may not exactly replicate the performance of its tracked index because the Underlying Fund will reflect transaction costs and fees that are not included in the calculation of the tracked index. It is also possible that the Underlying Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its tracked index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this Fund or due to other circumstances. Finally, because the shares of the Underlying Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the Underlying Fund may differ from the net asset value per share of the Underlying Fund. For all of the foregoing reasons, the performance of the Underlying Fund may not correlate with the performance of its tracked index.

♦
Risks Associated with Investments in Securities with Concentration in the Oil and Gas Exploration and Production Industry — All or substantially all of the equity securities held by the SPDR® S&P® Oil & Gas Exploration and Production ETF are issued by companies whose primary business is directly associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil prices, such as natural disasters, supply disruptions, and geopolitical events and other factors that may offset or magnify each other, including:

♦	employment levels and job growth;

♦	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

♦	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

♦	consumer confidence;

♦	changes in weather patterns and climatic changes;

♦	the ability of the members of Organization of Petroleum Exporting Countries and other producing nations to agree to and maintain production levels;

♦
the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

♦	the price and availability of alternative and competing fuels;

♦	domestic and foreign governmental regulations and taxes; and

♦	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component securities held by the Underlying Fund to decline during the term of the Securities.

♦
There is no Affiliation Between the Underlying Fund and Us, and We Have Not Participated in the Preparation of, or Independently Verified, Any Disclosure by the Underlying Fund — We are not affiliated with the Underlying Fund or the issuers of the component securities held by the Underlying Fund or underlying the tracked index replicated by the Underlying Fund. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component securities held by the Underlying Fund or underlying the tracked index. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified any information about the component securities held by the Underlying Fund or the component securities underlying the tracked index or any of the issuers of the component securities held by the Underlying Fund or underlying the tracked index. You, as an investor in the Securities, should make your own investigation into the component securities held by the Underlying Fund or underlying the tracked index and the issuers of the component securities held by the Underlying Fund or underlying the tracked index. Neither the Underlying Fund nor any of the issuers of the component securities held by the Underlying Fund or underlying the tracked index are involved in this offering of your Securities in any way and none of them has any obligation of any sort with respect to your Securities. Neither the Underlying Fund nor any of the issuers of the component securities held by the Underlying Fund or underlying the tracked index has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Past Performance of the Underlying Fund, its Tracked Index or the Component Securities Held by the Underlying Fund is no Guide to Future Performance — The actual performance of the Underlying Fund, its tracked index or of the component securities held by the Underlying Fund over the term of the Securities, may bear little relation to the historical prices of the Underlying Fund or of the component securities held by the Underlying Fund, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying Fund, its tracked index or of the component securities held by the Underlying Fund.

♦
The Securities Have Certain Built-In Costs — While the payment at maturity or upon an automatic call described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
There May be Little or no Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — While we expect that, generally, the price of the Underlying Fund will affect the value of the Securities more than any other single factor, the value of the Securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying Fund;

♦	the time remaining to maturity of the Securities;

♦	the market prices and dividend rates of the component securities held by the Underlying Fund;

♦	the occurrence of certain events affecting the Underlying Fund that may or may not require an anti-dilution adjustment;

♦	interest rates and yields in the market generally;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS AG or its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying Fund and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Underlying Fund on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying Fund. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the Securities.

♦
We and Our Affiliates or UBS AG and Its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Underlying Fund Return to Which the Securities Are Linked and the Value of the Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Fund to which the Securities are linked.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the component securities held by the Underlying Fund, the Underlying Fund and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Fund or the component securities held by the Underlying Fund, may adversely affect the market value of the component securities held by the Underlying Fund, the share price of the Underlying Fund, and, therefore, the value of the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuers of the component securities held by the Underlying Fund, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Final Price of the Underlying Fund and payment at maturity or upon an automatic call based on the Closing Price of the Underlying Fund in the market. The calculation agent can postpone the determination of the Closing Price of the Underlying Fund if a market disruption event occurs on any of the Observation Dates.

♦
There Is Substantial Uncertainty Regarding the U.S. Federal Income Tax Consequences of an Investment in the Securities — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt, with associated contingent coupons, as described below under “What Are the Tax Consequences of an Investment in the Securities?”  If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the payment upon an automatic call or at maturity for a hypothetical range of performance for the Underlying Fund. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Underlying Fund relative to its Initial Price. We cannot predict the Final Price or the Closing Price of the Underlying Fund on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Underlying Fund. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the payment at maturity or upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 5 years, subject to an automatic call
Hypothetical Initial Price*:	$50.00
Hypothetical Trigger Price*:	$32.50 (65.00% of the Hypothetical Initial Price)
Hypothetical Coupon Barrier*:	$32.50 (65.00% of the Hypothetical Initial Price)
Contingent Coupon Rate*:	9.00% per annum (or 0.75% per month)
Contingent Coupon*:	$0.075 per month
Observation Dates:	Monthly (callable after 1 year)

*
Based on a Contingent Coupon Rate of 9.00% per annum and a hypothetical Trigger Price and Coupon Barrier of 65.00%. The actual Initial Price, Coupon Barrier and Trigger Price for the Securities will be set on the Trade Date.

Example 1 — The Securities are called on the First Autocall Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$55 (greater than or equal to Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Second Observation Date	$40 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Third to Eleventh Observation Dates	Various (greater than or equal to Coupon Barrier; less than Initial Price)	$0.675 (Contingent Coupons — Not Callable)
Twelfth Observation Date (First Autocall Observation Date)	$55 (greater than or equal to Initial Price)	$10.075 (Face Amount plus Contingent Coupon)
	Total Payment:	$10.90 (9.00% return)

If on the First Autocall Observation Date (the twelfth Observation Date) the Closing Price is $55.00, because the Closing Price is greater than the Initial Price of $50.00, the Securities will be automatically called. Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.075 per Security, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payments of $0.825 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.90 per Security, representing a 9.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — The Securities are NOT automatically called and the Final Price of the Underlying Fund is greater than or equal to the Trigger Price and Coupon Barrier.

Date	Closing Price	Payment (per Security)
First Observation Date	$45 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Second Observation Date	$30 (less than Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Third Observation Date	$30 (less than Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Fourth to Fifty-Ninth Observation Dates	Various (all below Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Final Observation Date	$45 (greater than or equal to Trigger Price and Coupon Barrier; less than Initial Price)	$10.075 (Payment at Maturity)
	Total Payment:	$10.15 (1.50% return)

Deutsche Bank AG will pay you at maturity a total of $10.075 per Security, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payment of $0.075 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of approximately $10.15 per Security, representing a 1.50% total return on the Securities over five years.

Example 3 — The Securities are NOT called and the Final Price of the Underlying Fund is less than the Trigger Price and the Coupon Barrier.

Date	Closing Price	Payment (per Security)
First Observation Date	$45 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Second Observation Date	$45 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Third Observation Date	$47 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Fourth to Fifty-Ninth Observation Dates	Various (all below Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Final Observation Date	$25 (less than Trigger Price and Coupon Barrier; less than Initial Price)	$10.00 + [$10.00 × Underlying Fund Return] = $10.00 + [$10.00 × -50%] = $5.00 (Payment at Maturity)
	Total Payment:	$5.225 (-47.75% return)

Since the Securities are not called and the Final Price of the Underlying Fund is below the Trigger Price and the Coupon Barrier, Deutsche Bank AG will pay you at maturity $5.00 per Security. When added to the Contingent Coupon payments of $0.225 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you $5.225 per Security, representing a loss on the Securities of 47.75%.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Fund Return, resulting in a loss on the Face Amount that is proportionate to the decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

The Underlying Fund
All disclosures contained in this free writing prospectus regarding the Underlying Fund are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates have participated in the preparation of, or independently verified, such information about the Underlying Fund contained in this free writing prospectus. You should make your own investigation into the Underlying Fund.

We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Underlying Fund as an indication of future performance. The Underlying Fund is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act and investment companies registered under the Investment Company Act of 1940, as amended, are required to file financial and other information specified by the SEC periodically. Information filed by the Underlying Fund with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Fund under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

SPDR® S&P® Oil & Gas Exploration and Production ETF

We have derived all information contained in this free writing prospectus regarding the SPDR® S&P® Oil & Gas Exploration and Production ETF (the “Underlying Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. (“SSFM”). The Underlying Fund is an investment portfolio maintained and managed by SSFM. SSFM is the investment adviser to the Underlying Fund. The SPDR® S&P® Oil & Gas Exploration and Production ETF is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XOP.”

SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the Underlying Fund. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSFM and the Underlying Fund, please see the SPDR® Series Trust’s Prospectus. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents, and we have not participated in the preparation of, or verified, such publicly available information.

The SPDR® S&P® Oil & Gas Exploration and Production ETF

The SPDR® S&P® Oil & Gas Exploration and Production ETF seeks to replicate as closely as possible, before fees and expenses, the returns and characteristics of the S&P® Oil & Gas Exploration & Production Select Industry Index® (the “Index”), which represents the oil and gas exploration and production sub-industry portion of the U.S. equity market. The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standard and liquidity and market cap requirements from a universe of companies defined by the S&P® Total Market Index (the “S&P TMI”), a U.S. total market composite index. The Underlying Fund is comprised of the companies in the S&P® Oil & Gas Exploration & Production Select Industry Index® and includes companies in the following sub-industries: exploration and production of oil and gas.

Replication

The Underlying Fund pursues the indexing strategy of “replication” in attempting to track the performance of the Index. The Underlying Fund will invest in substantially all of the securities that comprise the Index in approximately the same proportions as in the Index. The Underlying Fund will normally invest in substantially all, but at least 80% of its total assets in common stocks that comprise the Index.

Correlation

The Index is a theoretical financial calculation, while the Underlying Fund is an actual investment portfolio. The Underlying Fund seeks to track the performance of the Index as closely as possible (i.e., achieve a high degree of correlation with the Index). However, the return of the Underlying Fund may not match or achieve a high degree of correlation with the return of the Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P® Oil & Gas Exploration & Production Select Industry Index®

The Index is an equal weighted index that is designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P TMI, a benchmark that measures the performance of the U.S. equity market. The S&P TMI offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P TMI. The Index includes companies in the following sub-industries: exploration and production of oil and gas. Each of the component stocks in the Index is a constituent company within the oil and gas exploration and production sub-industry of the S&P TMI. The Index is reported by Bloomberg under ticker symbol “SPSIOP.”

 Historical Information

The following table sets forth the quarterly high and low closing prices for the SPDR® S&P® Oil & Gas Exploration & Production ETF, as reported by Bloomberg. The SPDR® S&P® Oil & Gas Exploration & Production ETF’s closing price on October 25, 2012 was $53.54. The actual Initial Fund Price will be the Closing Price of the  SPDR® S&P® Oil & Gas Exploration & Production ETF on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
10/1/2007	12/31/2007	$53.28	$47.66	$52.06
1/1/2008	3/31/2008	$55.83	$44.79	$53.73
4/1/2008	6/30/2008	$71.31	$55.34	$70.15
7/1/2008	9/30/2008	$66.55	$38.87	$44.83
10/1/2008	12/31/2008	$37.84	$22.97	$29.64
1/1/2009	3/31/2009	$33.48	$23.41	$26.60
4/1/2009	6/30/2009	$38.25	$28.39	$31.72
7/1/2009	9/30/2009	$39.61	$28.51	$38.62
10/1/2009	12/31/2009	$43.36	$36.91	$41.21
1/1/2010	3/31/2010	$44.07	$39.22	$42.13
4/1/2010	6/30/2010	$45.82	$38.20	$38.99
7/1/2010	9/30/2010	$42.85	$38.05	$42.26

10/1/2010	12/31/2010	$52.71	$42.18	$52.69
1/1/2011	3/31/2011	$64.74	$52.75	$64.50
4/1/2011	6/30/2011	$64.97	$54.71	$58.78
7/1/2011	9/30/2011	$65.24	$42.80	$42.80
10/1/2011	12/31/2011	$57.56	$39.99	$52.69
1/1/2012	3/31/2012	$61.34	$52.67	$56.91
4/1/2012	6/30/2012	$57.33	$45.20	$50.40
7/1/2012	9/30/2012	$59.35	$48.73	$55.69
10/1/2012	10/25/2012*	$57.38	$53.10	$53.54

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2012 includes data for the period through October 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF from October 25, 2007 through October 25, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 65.00% (within the expected range of 63.75% and 66.75%) of $53.54, which was the closing price of SPDR® S&P® Oil & Gas Exploration & Production ETF on October 25, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. The historical prices of the SPDR® S&P® Oil & Gas Exploration & Production ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Price of the Underlying Fund on any of the Observation Dates, including the Final Valuation Date, or any future closing price of the Underlying Fund. We cannot give you assurance that the performance of the Underlying Fund will result in the return of any of your initial investment.

What Are the Tax Consequences of an Investment in the Securities?

Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities.  In determining our responsibilities for information reporting and withholding, if any, we intend to treat the Securities as prepaid financial contracts that are not debt, with associated contingent coupons that constitute ordinary income and that, when paid to a non-U.S. holder, are generally subject to 30% (or lower treaty rate) withholding.  Our special tax counsel, Davis Polk & Wardwell LLP, has advised that while it believes this treatment to be reasonable, it is unable to conclude that it is more likely than not that this treatment will be upheld, and that other reasonable treatments are possible that could materially affect the timing and character of income or loss on your Securities.  If this treatment is respected, you generally should recognize capital gain or loss on the taxable disposition of your Securities, although the treatment of sales proceeds attributable to the next succeeding Contingent Coupon prior to the time it has become fixed is unclear.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.”  The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.